Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$80,857,818
Realized Gain (Loss) on Swap Contracts	6,611,640
Unrealized Gain (Loss) on Market Value of Commodity Futures	(54,314,548)
Unrealized gain (loss) on Fair Value of Swap Contracts	(48)
Dividend Income	2,959,826
Interest Income	2,414,391
ETF Transaction Fees	34,000
Total Income (Loss)	$38,563,079

Expenses
General Partner Management Fees	$531,405
Professional Fees	181,428
Brokerage Commissions	165,958
Directors' Fees and insurance	35,488
License fees	17,713
Total Expenses	$931,992
Net Income (Loss)	$37,631,087

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/24	$1,342,923,995
Additions (10,200,000 Shares)	761,292,149
Withdrawals ((12,400,000) Shares)	(919,899,544)
Net Income (Loss)	37,631,087

Net Asset Value End of Month	$1,221,947,687
Net Asset Value Per Share (17,023,603 Shares)	$71.78

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596